Exhibit 99.1

NEWS RELEASE

Contact: Donald P. Hileman
President and CEO
(419) 782-5104
dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES

2017 FIRST QUARTER EARNINGS

•	Earnings per share of $0.54 for 2017 first quarter, after merger related costs of $0.27 per share
•	Net income of $5.1 million for 2017 first quarter, after merger related costs of $2.5 million after tax
•	Net interest margin of 3.81% for the 2017 first quarter, compared to 3.80% in the first quarter of 2016
•	Loan growth $298.5 million during the 2017 first quarter, including $285.7 million from acquisition
•	Deposit growth $392.2 million during the 2017 first quarter, including $308.0 million from acquisition
•	Non-performing assets to total assets down to 0.54% at 2017 first quarter-end from 0.80% at 2016 first quarter-end

DEFIANCE, OHIO (April 17, 2017) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that earnings for the first quarter of 2017 were $5.1 million, or $0.54 per diluted common share, which included the acquisition and operations of Commercial Bancshares, Inc. and its banking subsidiary, Commercial Savings Bank (collectively “CSB”), at February 24, 2017. These results included merger and conversion expenses related to the acquisition of $3.6 million, which had an after tax impact of $2.5 million, or $0.27 per diluted share.

In addition, first quarter 2017 results reflected the impact of the purchase of a bank owned life insurance policy including a tax-free value enhancement gain of $1.5 million and the surrender of a bank owned life insurance policy which added $1.7 million to income tax expense. Together, these transactions reduced net income approximately $0.2 million, or $0.02 per diluted share.

For the comparable period last year, net income was $7.2 million, or $0.79 per diluted share.

“We are very pleased with our strong operating performance for the first quarter and our successful completion of the merger and integration of CSB late in the quarter,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance Financial Corp. “While the inclusion of CSB’s financials in the current quarter’s results impacts comparison of the quarter’s operating results, we were encouraged by our organic loan and deposit growth and the continued strength of our net interest margin. We look forward to building relationships in our new markets and realizing the benefits from the merger in our future results.”

1

Net interest income up compared to first quarter 2016

Net interest income of $21.6 million in the first quarter of 2017 was up from $19.2 million in the first quarter of 2016. Net interest income grew $2.5 million over the prior year’s first quarter including approximately $945,000 from the acquisition of CSB completed during the first quarter 2017. Net interest margin was 3.81% for the first quarter of 2017, up from 3.76% in the fourth quarter of 2016, and up from 3.80% in the first quarter of 2016. Yield on interest earning assets were up slightly at 4.22% in the first quarter of 2017 compared to 4.18% in the first quarter of 2016. The cost of interest-bearing liabilities increased by 5 basis points in the first quarter of 2017 to 0.54% from 0.49% in the first quarter of 2016.

“The acquisition of CSB, particularly with its profitable earning asset mix and low cost deposit funding, supplemented our balance sheet very nicely as net interest income rose 12.8% over the first quarter last year,” said Hileman. “Our net interest margin showed improvement in the first quarter with the rise in interest rates and remains well positioned for future rate movements.”

Non-interest income up from first quarter 2016

First Defiance’s non-interest income for the first quarter of 2017 was $10.5 million compared with $8.6 million in the first quarter of 2016. The first quarter 2017 included a $1.5 million enhancement value gain related to the purchase of bank owned life insurance, while the first quarter 2016 included net securities gains of $131,000 and net gains on the sale of OREO of $317,000.

Mortgage banking income increased to $1.7 million in the first quarter of 2017, up from $1.5 million in the first quarter of 2016, mostly due to higher mortgage volumes this year compared to a year ago. Gains from the sale of mortgage loans increased in the first quarter of 2017 to $1.1 million from $1.0 million in the first quarter of 2016. Mortgage loan servicing revenue was $934,000 in the first quarter of 2017, up slightly from $877,000 in the first quarter of 2016. First Defiance had a positive change in the valuation adjustment in mortgage servicing assets of $33,000 in the first quarter of 2017 compared with a negative adjustment of $21,000 in the first quarter of 2016.

For the first quarter 2017, service fees and other charges were $2.8 million, up from $2.6 million in the first quarter of 2016; and commissions from the sale of insurance products were $3.5 million, up from $3.1 million in the first quarter of 2016. The first quarter typically includes contingent revenues, bonuses paid by insurance carriers when the Company achieves certain loss ratios or growth targets. In the first quarter of 2017, First Defiance’s insurance subsidiary, First Insurance Group, earned $1.2 million of contingent income, compared to $799,000 during the first quarter of 2016. Trust income was $450,000 in the first quarter of 2017, up from $427,000 in the first quarter of 2016.

“First quarter total non-interest income was up significantly from a year ago due to growth in all of our key business lines plus an enhancement to our bank-owned life insurance revenues,” said Hileman. “Increases in service fees, mortgage banking, insurance commissions and trust income all contributed to our improvement this quarter.”

2

Non-interest expenses up from first quarter 2016

Total non-interest expense was $23.1 million in the first quarter of 2017, up $5.8 million from $17.3 million in the first quarter of 2016. The first quarter 2017 included expenses of $3.6 million related to the CSB merger and conversion. The remainder of the increase was mostly due to the operating costs for CSB from February 24 to the end of the quarter. Compensation and benefits increased to $14.3 million in the first quarter of 2017 compared to $10.2 million in the first quarter of 2016. The increase in compensation and benefits from a year ago is mainly due to $2.8 million of merger costs to settle employment and benefit agreements and for personnel expenses related to operating the new CSB locations. Data processing cost was $1.9 million in the first quarter of 2017, up $479,000 from the first quarter of 2016 and included $124,000 of CSB merger and conversion related costs. Other non-interest expense of $4.0 million in the first quarter of 2017 increased $1.1 million from the first quarter of 2016 and included $667,000 of CSB merger and conversion related costs.

Credit quality

Non-performing loans totaled $15.1 million at March 31, 2017, a decrease from $17.7 million at March 31, 2016. In addition, First Defiance had $705,000 of OREO at March 31, 2017, compared to $1.1 million at March 31, 2016. Accruing troubled debt restructured loans were $9.8 million at March 31, 2017, compared with $11.3 million at March 31, 2016.

The allowance for loan loss as a percentage of total loans was 1.15% at March 31, 2017 compared with 1.41% at March 31, 2016. The decrease in the allowance for loan loss as a percentage of total loans was primarily attributable to the CSB acquisition. The CSB loans acquired were recorded at fair value with purchase accounting adjustment discounting the loan balance instead of an allowance for loan losses. Excluding the loans acquired from CSB the allowance for loan loss as a percentage of loans would be 1.32% at March 31, 2017. For the CSB loans acquired the discount recorded totaled $5.1 million, or 1.8% of total CSB loans at acquisition.

The first quarter 2017 results include a provision for loan losses of $55,000 compared with $364,000 for the same period in 2016, while net charge-offs totaled $190,000 in the current quarter in comparison to net charge-offs of $78,000 in the first quarter of 2016.

“Asset quality remained steady and strong in the first quarter,” said Hileman. “While the accounting rules for the acquisition affect some of our key asset quality measures, the Commercial Savings Bank loan portfolio had many similarities to ours and we are very confident in our credit strength as we pursue our growth strategies going forward.”

Total assets at $2.9 billion

Total assets at March 31, 2017, were $2.93 billion compared to $2.48 billion at December 31, 2016 and $2.36 billion at March 31, 2016. The increase in the current quarter is primarily due to the acquisition of CSB effective February 24, 2017, which added $369.5 million to total assets, net of $12.3 million paid in cash, at consummation.

3

Net loans receivable (excluding loans held for sale) were $2.21 billion at March 31, 2017, compared to $1.91 billion at December 31, 2016, and $1.80 billion at March 31, 2016. In the current quarter, the acquisition of CSB added $285.7 million to the loan portfolio. At March 31, 2017, excluding the CSB acquired loans, net loans receivable grew $128.1 million, or 7.1% from a year ago.

Also, at March 31, 2017, goodwill and other intangible assets totaled $97.1 million compared to $63.1 million at December 31, 2016 and $63.5 million at March 31, 2016. The increase in the current quarter was attributable to the acquisition of CSB which added $34.2 million to goodwill and intangibles.

Total deposits at March 31, 2017 were $2.37 billion compared with $1.98 billion at December 31, 2016, and $1.87 billion at March 31, 2016. In the current quarter, the acquisition of CSB added $308.0 million to total deposits. At March 31, 2017, excluding the CSB acquired deposits, total deposits grew $194.6 million, or 10.4% from a year ago.

Total stockholders’ equity was $354.2 million at March 31, 2017, compared to $293.0 million at December 31, 2016, and $280.4 million at March 31, 2016. The acquisition of CSB during the current quarter added $56.5 million to total equity.

Acquisition of Corporate One Benefits Agency, Inc.

On April 13, 2017, First Defiance and Corporate One Benefits Agency, Inc. (“Corporate One”) jointly announced the signing of an agreement under which First Defiance acquired the business of Corporate One. Corporate One will be part of First Defiance’s subsidiary insurance agency, First Insurance Group.

Corporate One is a full-service employee benefits consulting organization founded in 1996 with offices located in Archbold, Findlay, Fostoria and Tiffin, Ohio. Corporate One consults employers to better manage their employee benefit programs to effectively lead them into the future. The transaction will enhance employee benefit offerings and expand First Insurance Group’s presence into adjacent markets in northwest Ohio.

Dividend to be paid May 26

The Board of Directors declared a quarterly cash dividend of $0.25 per common share payable May 26, 2017, to shareholders of record at the close of business on May 19, 2017. The dividend represents an annual dividend of 2.00 percent based on the First Defiance common stock closing price on April 14, 2017. First Defiance has approximately 10,145,303 common shares outstanding.

4

Conference call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, April 18, 2017, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at http://services.choruscall.com/links/fdef170418.html.

The replay of the conference call Webcast will be available at www.fdef.com until April 18, 2018, at 9:00 a.m. ET.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal Bank operates 43 full-service branches and numerous ATM locations in northwest and central Ohio, southeast Michigan and northeast Indiana. First Insurance Group is a full-service insurance agency with six offices throughout northwest Ohio.

For more information, visit the company’s website at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2016. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its March 31, 2017 consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

5

Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	March 31,	December 31,
(in thousands)	2017	2016

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$53,998	$53,003
Interest-bearing deposits	116,000	46,000
	169,998	99,003
Securities
Available-for sale, carried at fair value	260,601	250,992
Held-to-maturity, carried at amortized cost	771	184
	261,372	251,176

Loans	2,238,864	1,940,487
Allowance for loan losses	(25,749)	(25,884)
Loans, net	2,213,115	1,914,603
Loans held for sale	7,955	9,607
Mortgage servicing rights	9,672	9,595
Accrued interest receivable	8,872	6,760
Federal Home Loan Bank stock	15,992	13,798
Bank Owned Life Insurance	64,968	52,817
Office properties and equipment	42,824	36,958
Real estate and other assets held for sale	705	455
Goodwill	88,589	61,798
Core deposit and other intangibles	8,498	1,336
Deferred Taxes	823	2,212
Other assets	36,091	17,479
Total Assets	$2,929,474	$2,477,597

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$579,943	$487,663
Interest-bearing deposits	1,793,846	1,493,965
Total deposits	2,373,789	1,981,628
Advances from Federal Home Loan Bank	105,104	103,943
Notes payable and other interest-bearing liabilities	24,891	31,816
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	1,840	2,650
Deferred taxes	-	-
Other liabilities	33,576	28,459
Total Liabilities	2,575,283	2,184,579
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Additional paid-in-capital	160,397	126,390
Accumulated other comprehensive income	1,242	215
Retained earnings	243,446	240,592
Treasury stock, at cost	(51,021)	(74,306)
Total stockholders’ equity	354,191	293,018
Total Liabilities and Stockholders’ Equity	$2,929,474	$2,477,597

6

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2017	2016
Interest Income:
Loans	$21,969	$19,312
Investment securities	1,756	1,630
Interest-bearing deposits	145	49
FHLB stock dividends	166	139
Total interest income	24,036	21,130
Interest Expense:
Deposits	1,796	1,433
FHLB advances and other	366	297
Subordinated debentures	215	175
Notes Payable	14	37
Total interest expense	2,391	1,942
Net interest income	21,645	19,188
Provision for loan losses	55	364
Net interest income after provision for loan losses	21,590	18,824
Non-interest Income:
Service fees and other charges	2,760	2,644
Mortgage banking income	1,738	1,539
Gain on sale of non-mortgage loans	-	45
Gain on sale of securities	-	131
Insurance commissions	3,457	3,136
Trust income	450	427
Income from Bank Owned Life Insurance	1,823	231
Other non-interest income	321	483
Total Non-interest Income	10,549	8,636
Non-interest Expense:
Compensation and benefits	14,335	10,185
Occupancy	1,837	1,785
FDIC insurance premium	290	327
Financial institutions tax	480	446
Data processing	1,939	1,460
Amortization of intangibles	232	157
Other non-interest expense	4,029	2,914
Total Non-interest Expense	23,142	17,274
Income before income taxes	8,997	10,186
Income taxes	3,857	3,017
Net Income	$5,140	$7,169

Earnings per common share:
Basic	$0.54	$0.80
Diluted	$0.54	$0.79

Average Shares Outstanding:
Basic	9,435	8,994
Diluted	9,490	9,064

7

Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended
	March 31,
(dollars in thousands, except per share data)	2017	2016	% change
Summary of Operations

Tax-equivalent interest income (1)	$24,505	$21,605	13.4%
Interest expense	2,391	1,942	23.1
Tax-equivalent net interest income (1)	22,114	19,663	12.5
Provision for loan losses	55	364	NM
Tax-equivalent NII after provision for loan loss (1)	22,059	19,299	14.3
Investment Securities gains	-	131	NM
Non-interest income (excluding securities gains/losses)	10,549	8,505	24.0
Non-interest expense	23,142	17,274	34.0
Income taxes	3,857	3,017	27.8
Net Income	5,140	7,169	(28.3)
Tax equivalent adjustment (1)	469	475	(1.3)
At Period End
Assets	2,929,474	2,358,931	24.2
Earning assets	2,640,183	2,158,177	22.3
Loans	2,238,864	1,824,986	22.7
Allowance for loan losses	25,749	25,668	0.3
Deposits	2,373,789	1,871,157	26.9
Stockholders’ equity	354,191	280,418	26.3
Average Balances
Assets	2,622,402	2,314,203	13.3
Earning assets	2,355,544	2,088,582	12.8
Loans	2,026,067	1,796,200	12.8
Deposits and interest-bearing liabilities	2,275,724	2,005,395	13.5
Deposits	2,109,637	1,835,345	14.9
Stockholders’ equity	314,442	279,051	12.7
Stockholders’ equity / assets	11.99%	12.06%	(0.6)
Per Common Share Data
Net Income
Basic	$0.54	$0.80	(32.5)
Diluted	0.54	0.79	(31.6)
Dividends	0.25	0.22	13.6
Market Value:
High	$51.15	$40.98	24.8
Low	46.27	34.80	33.0
Close	49.51	38.41	28.9
Common Book Value	34.92	31.29	11.6
Tangible Common Book Value (1)	25.35	24.21	4.7
Shares outstanding, end of period (000)	10,143	8,961	13.2
Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	3.81%	3.80%	0.3
Return on average assets	0.79%	1.25%	(36.2)
Return on average equity	6.63%	10.33%	(35.8)
Efficiency ratio (3)	70.85%	61.32%	15.5
Effective tax rate	42.87%	29.62%	44.7
Dividend payout ratio (basic)	46.30%	27.50%	68.4

(1)	Tangible common book value = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.
(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
NM	Percentage change not meaningful

8

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended
	March 31,
(dollars in thousands)	2017	2016

Gain from sale of mortgage loans	$1,083	$994
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	934	877
Amortization of mortgage servicing rights	(312)	(311)
Mortgage servicing rights valuation adjustments	33	(21)
	655	545
Total revenue from sale and servicing of mortgage loans	$1,738	$1,539

9

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended March 31,
	(dollars in thousands)
	2017				2016
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate(2)		Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$2,026,067	$22,020	4.41%		$1,796,200	$19,363	4.34%
Securities	254,842	2,174	3.48	%(3)	233,815	2,054	3.65	%(3)
Interest Bearing Deposits	60,083	145	0.98%		44,766	49	0.44%
FHLB stock	14,552	166	4.63%		13,801	139	4.05%
Total interest-earning assets	2,355,544	24,505	4.22%		2,088,582	21,605	4.18%
Non-interest-earning assets	266,858				225,621
Total assets	$2,622,402				$2,314,203
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,626,742	$1,796	0.45%		$1,420,479	$1,433	0.41%
FHLB advances and other	104,277	366	1.42%		78,670	297	1.52%
Subordinated debentures	36,150	215	2.41%		36,137	175	1.95%
Notes payable	25,660	14	0.22%		55,243	37	0.27%
Total interest-bearing liabilities	1,792,829	2,391	0.54%		1,590,529	1,942	0.49%
Non-interest bearing deposits	482,895	-	-		414,866	-	-
Total including non-interest-bearing demand deposits	2,275,724	2,391	0.43%		2,005,395	1,942	0.39%
Other non-interest-bearing liabilities	32,236				29,757
Total liabilities	2,307,960				2,035,152
Stockholders' equity	314,442				279,051
Total liabilities and stockholders' equity	$2,622,402				$2,314,203
Net interest income; interest rate spread		$22,114	3.68%			$19,663	3.69%
Net interest margin (4)			3.81%				3.80%
Average interest-earning assets to average interest bearing liabilities			131%				131%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4)	Net interest margin is net interest income divided by average interest-earning assets.

10

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2017	4th Qtr 2016	3rd Qtr 2016	2nd Qtr 2016	1st Qtr 2016
Summary of Operations
Tax-equivalent interest income (1)	$24,505	$23,219	$22,449	$21,940	$21,605
Interest expense	2,391	2,231	2,183	2,084	1,942
Tax-equivalent net interest income (1)	22,114	20,988	20,266	19,856	19,663
Provision for loan losses	55	(149)	15	53	364
Tax-equivalent NII after provision for loan losses (1)	22,059	21,137	20,251	19,803	19,299
Investment securities gains, net of impairment	-	-	151	227	131
Non-interest income (excluding securities gains/losses)	10,549	8,293	8,375	8,348	8,505
Non-interest expense	23,142	18,180	18,292	17,347	17,274
Income taxes	3,857	3,436	2,994	3,307	3,017
Net income	5,140	7,365	7,045	7,264	7,169
Tax equivalent adjustment (1)	469	449	446	460	475
At Period End
Total assets	$2,929,474	$2,477,151	$2,450,040	$2,409,599	$2,358,931
Earning assets	2,640,183	2,261,068	2,240,747	2,200,517	2,158,177
Loans	2,238,864	1,940,487	1,925,694	1,861,403	1,824,986
Allowance for loan losses	25,749	25,884	25,923	25,948	25,668
Deposits	2,373,789	1,981,628	1,927,686	1,920,270	1,871,157
Stockholders’ equity	354,191	293,018	292,138	286,616	280,418
Stockholders’ equity / assets	12.09%	11.83%	11.92%	11.89%	11.89%
Goodwill	88,589	61,798	61,798	61,798	61,798
Average Balances
Total assets	$2,622,402	$2,458,952	$2,425,535	$2,391,064	$2,314,203
Earning assets	2,355,544	2,226,868	2,194,170	2,162,574	2,088,582
Loans	2,026,067	1,908,731	1,879,760	1,828,984	1,796,200
Deposits and interest-bearing liabilities	2,275,724	2,133,868	2,103,054	2,079,442	2,005,395
Deposits	2,109,637	1,954,631	1,929,368	1,903,139	1,835,345
Stockholders’ equity	314,442	292,301	288,609	282,573	279,051
Stockholders’ equity / assets	11.99%	11.89%	11.90%	11.82%	12.06%
Per Common Share Data
Net Income:
Basic	$0.54	$0.82	$0.78	$0.81	$0.80
Diluted	0.54	0.81	0.78	0.80	0.79
Dividends	0.25	0.22	0.22	0.22	0.22
Market Value:
High	$51.15	$52.31	$46.83	$41.21	$40.98
Low	46.27	36.91	35.90	37.53	34.80
Close	49.51	50.74	44.64	38.85	38.41
Common Book Value	34.92	32.62	32.53	31.95	31.29
Shares outstanding, end of period (in thousands)	10,143	8,983	8,980	8,971	8,961
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.81%	3.76%	3.69%	3.71%	3.80%
Return on average assets	0.79%	1.19%	1.16%	1.22%	1.25%
Return on average equity	6.63%	10.02%	9.71%	10.34%	10.33%
Efficiency ratio (2)	70.85%	62.09%	63.87%	61.51%	61.32%
Effective tax rate	42.87%	31.81%	29.82%	31.28%	29.62%
Common dividend payout ratio (basic)	46.30%	26.83%	28.21%	27.16%	27.50%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

11

 Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2017	4th Qtr 2016	3rd Qtr 2016	2nd Qtr 2016	1st Qtr 2016
Loan Portfolio Composition
One to four family residential real estate	$276,931	$207,550	$209,097	$206,861	$208,818
Construction	199,724	182,886	177,075	161,282	145,635
Commercial real estate	1,193,906	1,040,562	1,043,820	1,001,315	989,468
Commercial	504,366	469,055	456,099	428,599	412,911
Consumer finance	27,696	16,680	17,251	16,690	15,679
Home equity and improvement	132,965	118,429	118,165	116,685	116,856
Total loans	2,335,588	2,035,162	2,021,507	1,931,432	1,889,367
Less:
Undisbursed loan funds	95,460	93,355	94,552	68,850	63,267
Deferred loan origination fees	1,264	1,320	1,261	1,179	1,114
Allowance for loan loss	25,749	25,884	25,923	25,948	25,668
Net Loans	$2,213,115	$1,914,603	$1,899,771	$1,835,455	$1,799,318

Allowance for loan loss activity
Beginning allowance	$25,884	$25,923	$25,948	$25,668	$25,382
Provision for loan losses	55	(149)	15	53	364
Credit loss charge-offs:
One to four family residential real estate	49	147	111	37	55
Commercial real estate	290	0	79	0	13
Commercial	-	234	26	18	336
Consumer finance	71	53	24	18	0
Home equity and improvement	54	98	74	66	30
Total charge-offs	464	532	314	139	434
Total recoveries	274	642	274	366	356
Net charge-offs (recoveries)	190	(110)	40	(227)	78
Ending allowance	$25,749	$25,884	$25,923	$25,948	$25,668

Credit Quality
Total non-performing loans (1)	$15,074	$14,348	$18,198	$16,423	$17,707
Real estate owned (REO)	705	455	704	1,079	1,111
Total non-performing assets (2)	$15,779	$14,803	$18,902	$17,502	$18,818
Net charge-offs (recoveries)	190	(110)	40	(227)	78

Restructured loans, accruing (3)	9,814	10,544	9,113	9,648	11,284

Allowance for loan losses / loans	1.15%	1.33%	1.35%	1.39%	1.41%
Allowance for loan losses / non-performing assets	163.19%	174.86%	137.14%	148.26%	136.40%
Allowance for loan losses / non-performing loans	170.82%	180.40%	142.45%	158.00%	144.96%
Non-performing assets / loans plus REO	0.70%	0.76%	0.98%	0.94%	1.03%
Non-performing assets / total assets	0.54%	0.60%	0.77%	0.73%	0.80%
Net charge-offs / average loans (annualized)	0.04%	-0.02%	0.01%	-0.05%	0.02%

Deposit Balances
Non-interest-bearing demand deposits	$579,943	$487,663	$443,321	$442,811	$426,053
Interest-bearing demand deposits and money market	973,459	816,665	810,393	805,550	783,016
Savings deposits	288,498	243,369	241,016	240,316	233,546
Retail time deposits less than $250,000	490,953	400,080	399,749	399,494	401,350
Retail time deposits greater than $250,000	40,936	33,851	33,207	32,099	27,192
Total deposits	$2,373,789	$1,981,628	$1,927,686	$1,920,270	$1,871,157

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

12

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

March 31, 2017
One to four family residential real estate	$276,931	$273,133	$1,039	$2,759
Construction	199,724	199,724	-	-
Commercial real estate	1,193,906	1,182,836	1,221	9,849
Commercial	504,366	501,193	1,684	1,489
Consumer finance	27,696	27,360	234	102
Home equity and improvement	132,965	131,873	217	875
Total loans	$2,335,588	$2,316,119	$4,395	$15,074

December 31, 2016
One to four family residential real estate	$207,550	$203,624	$998	$2,928
Construction	182,886	182,886	-	-
Commercial real estate	1,040,562	1,030,833	137	9,592
Commercial	469,055	468,038	10	1,007
Consumer finance	16,680	16,438	151	91
Home equity and improvement	118,429	116,439	1,260	730
Total loans	$2,035,162	$2,018,258	$2,556	$14,348

March 31, 2016
One to four family residential real estate	$208,818	$205,334	$354	$3,130
Construction	145,635	145,635	-	-
Commercial real estate	989,468	977,895	1,229	10,344
Commercial	412,911	409,232	128	3,551
Consumer finance	15,679	15,623	47	9
Home equity and improvement	116,856	115,324	859	673
Total loans	$1,889,367	$1,869,043	$2,617	$17,707

13